[LOGO]    L.O.M Medical International Inc.        Phone & Fax: (250)769-6265
          494 Casa Rio Drive                                        769-0894
          Kelowna
          V1Z 3L6
          VANCOUVER OFFICE                        Phone:        604 602 9400




                              DEMAND LOAN AGREEMENT

                                     BETWEEN

                          DAVID A. GRAMLICH (Borrower)

                                       AND

                       L.O.M. LABORATORIES INC. (Lenders)


                           Loan Type:   Demand
                           Term:        Open
                           Interest:    Royal Bank Prime


                       AMOUNT; $ 17,000.00 CAD
                       SEVENTEEN THOUSAND DOLLARS CANADIAN

                        DATED THIS 10th DAY OF JULY,1997

                                     [SEAL]

For the Lender                          For the Borrower
L.O.M. LABORATORIES INC.                DAVID GRAMLICH


/s/ JOHN KLIPPENSTEIN                   /s/ DAVID GRAMLICH
-----------------------------           -----------------------------
JOHN KLIPPENSTEIN, PRES                 DAVID A. GRAMLICH
                                        21274-87 PLACE
                                        LANGELY, BC
                                        V1M 1Z8




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